Exchange Agreement

     This Exchange Agreement is entered into this 25th day, of May 1999, between International Beverage Development Corporation, a Delaware corporation, hereinafter "IBDC"; and Victoria Beverage Company Limited, of the Isle of Man, hereinafter "Victoria". Victoria is the holder of a Bearer Promissory Note, in the amount of $3,000,000 and desires to exchange such Note to IBDC for 12,000,000 common shares of Gourmet's Choice Coffee Co., Inc. from IBDC (the "Gourmet's Shares");

     NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:


                                    Agreement

     1.   Victoria hereby assigns and conveys to IBDC that the Bearer Promissory
          Note in the amount of $3,000,000 due to Bearer from IBDC. IBDC hereby acknowledges receipt of such Bearer Note.

     2. IBDC hereby agrees to assign within thirty days, to Victoria, two stock certificates, each in the amount of 6,000,000 shares. Such shares shall be restricted shares as defined under the rules and regulations of the Securities Exchange Commission of the United States, and such shares shall be subject to a holding period under Rule 144 of the Securities Exchange Commission for such restricted shares. Such shares shall have an appropriate legend stamped on each share certificate.

     3.   All representations and warranties shall survive the closing.

     4. This Agreement will be binding on the parties hereto, their heirs, executors, successors, and assigns.

     5. Each party hereto agrees to execute all other documents, cancellation of notes, and recordings as shall be necessary to carry out the intent of this Exchange Agreement.


     6.   This Agreement  shall be construed  under the laws of the State of New
          York.

     7.   This Agreement may be signed in one or more counterparts.



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     IN WITNESS  WHEREOF,  the  parties  have set their hands and seal the first day, month and year above written.


Victoria Beverage Company Limited             International Beverage Development
                                              Corporation


By: /s/Nicole Hewson                             By: /s /James A. Tilton
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